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                                  EXHIBIT 99.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Front Range Capital Corporation (the "Company") on Form 10-KSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William A. Mitchell, Jr., Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                           /s/ William A. Mitchell, Jr.
                                           -------------------------------------
                                           William A. Mitchell, Jr.
                                           Chief Executive Officer and President

May 13, 2003

A signed original of this written statement required by Section 906 has been provided to Front Range Capital Corporation and will be retained by Front Range Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.